                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           April 7, 2003
                                                --------------------------------

                           FRISCH'S RESTAURANTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      OHIO
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

              1-7323                                     31-0523213
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     (Commission File Number)               (I.R.S. Employer Identification No.)

    2800 GILBERT AVENUE, CINCINNATI, OHIO                        45206
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  (Address of principal executive offices)                     (Zip Code)

 Registrant's telephone number, including area code         513-961-2660
                                                   -----------------------------

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Item 12.  Results of Operations and Financial Condition.

See the attached press release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     FRISCH'S RESTAURANTS, INC.
                                                     --------------------------
                                                            (registrant)


DATE April 7, 2003

                                                  BY /s/ DONALD H. WALKER
                                                    ----------------------------
                                                          Donald H. Walker
                                                    Vice President - Finance and
                                                     Principal Financial Officer

 Company Contact:
           Donald H. Walker                        Bill Roberts, CTC
           Vice President-Finance and CFO          (937) 434-2700
           Frisch's Restaurants, Inc.              Wayne Buckhout, CTC
           (513) 559-5202                          (937) 434-2700

       Frisch's Reports Record Sales and Earnings Through Three Quarters
                                 of Fiscal 2003

FOR IMMEDIATE RELEASE
Cincinnati, OH--April 7, 2003, Frisch's Restaurants, Inc. (Amex: FRS) reported record sales and earnings for the three quarters ended March 9, 2003. Revenues rose 10.5% to $176,850,889 from $160,016,833 through last year's first three quarters. Earnings for the three quarters rose 12.9% to $6,714,904 compared to $5,949,492 last year. Diluted earnings per share increased to $1.34 per share from $1.19 per share last year.

For the twelve week third quarter of the fiscal year, revenue rose 8.1% to $51,942,823 from $48,057,173 for the third quarter of last year. Earnings declined 14.3% to $1,587,248 from $1,851,995. Diluted earnings per share were $.32 for the third quarter of fiscal 2003 versus $.37 per share last year.

Craig F. Maier, President and Chief Executive Officer, said, "Severe winter weather in February versus a very mild winter last year brought an end to our streak of 21 consecutive quarterly same store Big Boy sales increases. In one extremely bad week this February, our sales were down over $1,000,000 companywide and we lost more than $500,000 in pretax earnings. We believe this quarter's results were an aberration and that we will bounce back.

"In addition, our Golden Corral development schedule is on track with a total of twenty restaurants opened in four markets. We have two more Golden Corrals under construction and plan to begin building a third one before the end of the fiscal year. These restaurants are scheduled to open in July, August and September 2003."

Frisch's Restaurants, Inc. is a regional company that operates and licenses others to operate full service family-style restaurants under the name of Frisch's Big Boy, and operates grill buffet-style restaurants under the name Golden Corral under certain licensing agreements. All restaurants currently operated by the Company are located in various regions of Ohio, Kentucky and Indiana. The Company owns the trademark "Frisch's" and has exclusive, irrevocable ownership of the rights to the "Big Boy" trademark, trade name and service mark in the states of Kentucky and Indiana, and in most of Ohio and Tennessee. The Company has reported a profit every year since going public in 1960, and paid cash dividends to shareholders every quarter over the same period.

Statements contained in this press release which are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission.

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                  Frisch's Restaurants, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENT OF EARNINGS (unaudited)
                     (In thousands, except per share data)

                                                        Forty Weeks Ended                 Twelve Weeks Ended
                                                --------------------------------     -------------------------------
                                                   March 9,          March 10,         March 9,         March 10,
                                                    2003               2002             2003              2002
                                                --------------    --------------     ------------     --------------
Sales                                           $      175,885    $      159,004     $     51,672     $       47,764
Other                                                      966             1,013              271                293
                                                --------------    --------------     ------------     --------------
  Total revenue                                        176,851           160,017           51,943             48,057


Cost of sales
  Food and paper                                        57,138            53,120           17,078             15,847
  Payroll and related                                   61,259            55,673           18,162             16,708
  Other operating costs                                 37,338            31,844           10,901              9,453
                                                --------------    --------------     ------------     --------------
                                                       155,735           140,637           46,141             42,008
Administrative and advertising                           9,296             8,384            2,809              2,632
Impairment of long-lived assets                           (811)                -             (145)                 -
Interest                                                 2,139             1,843              659                568
                                                --------------    --------------     ------------     --------------
  Total costs and expenses                             166,359           150,864           49,464             45,208
                                                --------------    --------------     ------------     --------------


  Earnings before income tax                            10,492             9,153            2,479              2,849

Income taxes                                             3,777             3,204              892                997
                                                --------------    --------------     ------------     --------------

  Net earnings                                  $        6,715    $        5,949     $      1,587     $        1,852
                                                ==============    ==============     ============     ==============


Earnings per share (EPS) of common stock:
  Basic net earnings per share                  $         1.36    $         1.20     $        .32     $          .38
                                                ==============    ==============     ============     ==============
  Diluted net earnings per share                $         1.34    $         1.19     $        .32     $          .37
                                                ==============    ==============     ============     ==============


Diluted average shares outstanding                       5,012             5,009            5,034              4,987
                                                ==============    ==============     ============     ==============

Depreciation included above                     $        8,389    $        7,217     $      2,542     $        2,288
                                                ==============    ==============     ============     ==============

Opening expense included above                  $          875    $        1,319     $        240     $          520
                                                ==============    ==============     ============     ==============

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                  Frisch's Restaurants, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                           (In thousands of dollars)

                                                    March 9,          June 2,
                                                      2003             2002
                                                  (unaudited)
                                                 -------------     -------------
Assets
 Current assets
  Cash and equivalents                           $       2,909     $         671
  Receivables                                            1,134             1,168
  Inventories                                            4,027             3,585
  Other current assets                                   3,363             2,063
                                                 -------------     -------------
                                                        11,433             7,487

 Property and equipment                                114,156           107,719

 Other assets
  Goodwill & other intangible assets                     1,800             1,740
  Property held for sale and land investments            1,802             2,991
  Other                                                  7,600             9,398
                                                 -------------     -------------
                                                        11,202            14,129
                                                 -------------     -------------

                                                 $     136,791     $     129,335
                                                 =============     =============

Liabilities and shareholders' equity
 Current liabilities
  Accounts payable                               $      10,107     $       9,358
  Accrued expenses                                       7,183             6,675
  Other                                                  8,224             6,318
                                                 -------------     -------------
                                                        25,514            22,351

 Long-term obligations
  Long-term debt                                        35,106            35,905
  Other long-term obligations                            9,057             9,849
                                                 -------------     -------------
                                                        44,163            45,754

 Shareholders' equity                                   67,114            61,230
                                                 -------------     -------------

                                                 $     136,791     $     129,335
                                                 =============     =============